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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion by reference in this registration statement on Form S-4 (Registration Statement Under the Securities Act of 1933 - Registration number 333-0917) of our report dated February 16, 1996, except for Note 14 as to which the date is March 13, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Keystone Consolidated Industries, Inc. as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."



                                        /s/  COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 22, 1996